Exhibit 10.2
AMENDMENT ONE
EMPLOYMENT AGREEMENT
          THIS AMENDMENT ONE TO THE EMPLOYMENT AGREEMENT (“Amendment One”), is entered into and effective as of February 9, 2006 (the “Effective Date”), by and between VALOR COMMUNICATIONS GROUP, INC., a Delaware corporation (the “Company”), and John J. Mueller (the “Employee”).
W I T N E S S E T H:
     WHEREAS, the Company and the Employee entered into a Employment Agreement dated February 14, 2005; and,
     WHEREAS, on December 8, 2005, the Company, Alltel Corporation and Alltel Holding Corp. entered into an Agreement and Plan of Merger (“Transaction”); and,
          WHEREAS, the Company and the Employee desire to amend certain provisions of the Employment Agreement in anticipation of the closing of the Transaction.
     NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the Company and the Employee hereby covenant and agree to amend the Employment Agreement as follows:
     1. Amend section 4.2(b)(iii) to delete “on January 1, 2007,” and replace it with “upon the earlier of the close of the Transaction or January 1, 2007”.
     2. Amend sections 7.2(a)(i) and 7.2(a)(ii)(x) to delete “eighteen (18)” and replace it with “twenty-four (24)”.
     3. Amend section 7.2(a)(i) to delete “plus an Annual Bonus equal to 100% of the Employee’s Target Bonus provided for in Section 4.2(a) with respect to the fiscal year in which such termination occurs (such Annual Bonus to be payable within thirty days after the close of such fiscal year),” and replace it with the following:
plus an amount equal to two-times the Employee’s Target Bonus provided for in Section 4.2(a) with respect to the fiscal year in which such termination occurs, less any pro-rata 2006 Annual Bonus payment received upon close of the Transaction. Such amount is payable in a lump sum upon termination of employment and close of the Transaction.

     4. All other terms and conditions of the Employment Agreement shall remain in full force and effect.
          IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Amendment One to the Employment Agreement as of the day and year first above written.

VALOR COMMUNICATIONS GROUP, INC.

By:	/s/ William M. Ojile, Jr.

Name: William M. Ojile, Jr.
Title: Senior Vice President, Chief Legal
Officer & Secretary

/s/ John J. Mueller

Employee